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                                                                EXHIBIT 10.10A

                       [GCR HOLDINGS LIMITED LETTERHEAD]

April 30, 1996

Mr. Robert L. Nason
48 Church Street
Hamilton HM 12

Dear Bob;

        Reference is made to your promissory note, a copy of which is attached hereto. Notwithstanding Section 4 of your note, your note is hereby amended to provide that (i) in light of prior reductions in the Outstanding Balance, 4,240 Shares are hereby released from the lien described in Section 4 and (ii) upon reduction of the outstanding Balance on any future date, an additional number of Shares shall be released from such lien so that the number of Shares remaining subject to such lien immediately after such reduction (and after rounding any fractional share upward to the nearest whole share) shall equal
(x) the Outstanding Balance immediately after such reduction multiplied by 120%, divided by (y) the closing sale price of an Ordinary Share as traded in the NASDAQ National Market on the trading day prior to the date of reduction in the Outstanding Balance.

        Promptly upon any such release of shares from the lien, the Company shall deliver to you a certificate(s) representing such released Shares, shall cancel the existing certificate(s) representing your Shares in its possession, shall issue a new certificate(s) representing your Shares that remain subject to the lien and shall retain possession of such new certificates pursuant to the terms of your note as amended hereby.

        This amendment shall be governed by and construed in accordance with the laws of the state of New York, without reference to rules relating to conflicts of law. Capitalized terms used and not defined herein have the meanings given them in your note. Subject to the foregoing, your note remains in full force and effect.

                                        Very truly yours,


                                        GCR HOLDINGS LIMITED


                                        By: /s/ Frederick W. Deichmann
                                            --------------------------------
                                            Frederick W. Deichmann
                                            Chief Financial Officer


Accepted as of the date hereof:


/s/ Robert L. Nason
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Robert L. Nason